OCCUPATIONAL SCREENING SERVICES
AGREEMENT

_____________________________________________________

Prepared For:

Connex/ATC
_____________________________________________________

Prepared By:
Labwire, Inc.
14133 Memorial Drive
Suite 1
Houston, TX 77079

Labwire, Inc.
Partners for a safe, healthy and effective workforce

Services Agreement

This agreement (the “Agreement”) is made as of March 22, 2006 by and between Labwire, Inc. (hereinafter called “Administrator”) and Connex North America, Inc. (hereinafter called “Client”), and defines the services that the Administrator will provide the Client at Client’s Mesa Arizona Location required as part of Clients company-sponsored substance abuse examination of applicants and employee.

I.  Description of Protocol

Administrator will provide laboratory-testing services in accordance with the specifications described in Attachment I to this Agreement, incorporated herein by reference which shall, at all times and in all cases be in accordance with all applicable United States Department of Transportation and Department of Health and Human Services requirements.

II.  Specimen Collection

Administrator will coordinate specimen collection services in accordance with the specifications described in Attachment II to this Agreement, incorporated herein by reference.

III.  Specimen Transportation

Administrator will assume responsibility for overnight transportation of all specimens to the appropriate testing site.

IV.  Compensation

Compensation applicable to the substance abuse protocol covered in this Agreement is set forth in Attachment II to this Agreement, incorporated herein by reference.

V.  Results (Availability)

A. Negative test results will usually be released within twenty–four hours (24) after receipt of the specimen at the testing site.

B. Positive or irregular results (those requiring recheck) will usually be released within 48–72 hours after receipt of the specimen at the testing site.

C. Holidays and weekend work schedules may alter the schedule of results availability as described above.

VI.  Results (Delivery)

Via Labwire, electronic reporting of results in a manner designed to protect confidentiality may be available subject to minimum volume guidelines and any applicable federal or state regulations.

Partners for a healthy and effective workforce

Labwire, Inc.
Partners for a safe, healthy and effective workforce

VII.  Supplies

All supplies essential to the collection, identification and transportation of specimens to the testing site will be provided by testing laboratory, coordinated by Administrator.

VIII.  Chain of Custody

Administrator will provide Client with chain of custody documentation and procedures to account for the integrity of each urine specimen by tracking its handling and storage from point of collection to final disposition.  Such procedures are designed to disclose evidence of specimen tampering.  Specimens arriving at the testing site showing signs of tampering will be considered void and unqualified for testing.

IX.  Medical Review Officer (MRO) Services

MRO services will be performed on all specified drug screens.  Administrator’s recommendation regarding Medical Review Officer services are described in Attachment III to this Agreement, incorporated herein by reference.  In the case that client chooses a program without MRO services, then client assumes all liability and responsibility for communications with donor regarding results.

X.  Random Program

The Administrator will provide and conduct the random selection program.  The Client will provide the Administrator with a list of employees, job location numbers and social security numbers, in a predetermined format, prior to initiation of the program.  The Client will provide updated employee lists, job location numbers and social security numbers seven (7) days prior to each random selection.  Random selection services will be provided by Administrator in accordance with the specifications described in Attachment II to this Agreement, incorporated herein by reference.

XI  Coordination of Activities

All activities described in Sections II–XI, above, will be coordinated by Administrator’s personnel; who will assume responsibility for setting up each site to ensure proper implementation, supply distribution, specimen transportation, results delivery, invoicing, and collection orientation.

XII  Agreement Implementation

This agreement will require 30–45 days to fully implement following Administrator’s receipt of rosters denoting the name, delivery address, telephone number, and contact person at each of Client’s sites.  Client roster should be affixed to this Agreement when Client signs it.  To ensure prompt attention to any additions/deletions to this roster, changes must be communicated in writing to the following:

Labwire, Inc.
ATTN:  Client Services
14133 Memorial Dr Suite 1
Houston, TX 77079
Admin@labwire.com

XIII.  Litigation Assistance

Administrator is available to provide litigation assistance.

XIV.  Payment Terms

Services provided under this Agreement will be billed to Client bi-monthly.  Payment for the net billed amount is due upon receipt.  Balances unpaid after 30 days following billing are subject to a finance charge of 1½ percent per month, and interest shall accrue from the first date of billing on all such unpaid balances.

XV.  Term and Termination

A.	The contents of this Agreement constitute a bona fide offer and will remain firm if accepted by April 1, 2006.

B.
This Agreement shall exist for an initial period of one (1) year from the effective date first above written, and shall automatically renew for successive periods of one (1) year, with the understanding that the fees set forth in Section IV above are subject to negotiation between Client and Labwire, Inc. on the anniversary date of the Agreement for each succeeding term.

C.
Either party may cancel this Agreement at the end of the initial term or any renewal term upon giving the other party written notice of its intent not to renew at least thirty (30) days prior to the expiration of the then current term.

D.	Upon termination of this agreement, all monies owed to client are due and payable within 15 days upon receipt of full payment all client records will be delivered to client.

E.
This Agreement shall automatically terminate on and as of the date any of the following occur: The filing of a petition in bankruptcy by either party: or the making by either party of an assignment for the benefit of creditors: or if any involuntary petition in bankruptcy or petition for an arrangement pursuant to the Bankruptcy Code is filed against either of the parties: or if a receiver is appointed for the business of either party, or any part thereof: or if either party should by law or otherwise discontinue its operations for any reason whatsoever.

F.
If either party should fail to comply with any material term of this Agreement, the other party may, at its discretion, declare a default and terminate this Agreement for cause with a thirty (30) day written notice of its intent to so terminate, only if issue(s) remain unresolved for more than thirty (30) days.  Notification in writing must be made to either party at the address below.

XVI  Compliance with Laws

A.
 Client is responsible for compliance with any and all state or federal laws and regulations, which may be applicable to Client’s Substance Abuse Program policies.  It is the Clients’ sole responsibility to review the protocols contained in this Agreement to insure that the protocols and Client’s Substance Abuse Program and policies satisfy all laws and regulations.

XVII  Miscellaneous

A.  Entire Agreements; Amendments

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any and all prior agreements, understandings and arrangements between the parties hereto regarding the subject matter hereof, and is intended as a final expression of their agreement and a complete statement of the terms thereof, and shall not be modified except in writing signed by both parties.

B.  Notices

All notices required under this Agreement shall be in writing, personally delivered or sent by certified mail, return receipt requested, addressed to the other party as follows:

Administrator:	Labwire, Inc.
14133 Memorial Dr
Suite 1
Houston, TX 77079

Client:	Connex/ATC
Attn: Ken Hatch
3320 N. Greenfield Rd.
Mesa, AZ 85215

Either party may change its address to which notice shall be sent by a notice similarly sent.

C.  Force Majeure

Neither party shall be liable for failure to perform any duty or obligation that either may have under this Agreement where such failure has been occasioned by an act of God, fire, strike, inevitable accident, war or any cause outside the reasonable control of the party who had the duty to perform.

D.  Waiver

The failure of either party to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or performance thereof at any time or times thereafter; nor shall its waiver of any right hereunder at any given time; including rights to any payment, be deemed a waiver thereof for any other time.

E.  Assignment

Neither party may assign its respective rights and obligations arising out of this Agreement, without prior consent in writing of the other party except that Administrator may assign and any right hereunder to its parent, a subsidiary or an affiliate corporation without the consent of the Client.  Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

Labwire, Inc.
Partners for a safe, healthy and effective workforce

F.  Travel

The Client will reimburse the Administrator for all travel expenses, including but not limited to lodging, transportation and meals if circumstances require services which necessitate an overnight stay.

G.  Indemnification

Administrator is an independent contractor providing the Client with Services as specified in this Agreement, as may be amended, and shall not be deemed to be an employee, agent or representative of the Client, except to the extent necessary to comply with applicable U.S. Department of Transportation, DHHS, or state and local laws and regulations.  THE ADMINISTRATOR AGREES TO INDEMNIFY AND HOLD HARMLESS THE CLIENT AGAINST ANY CLAIMS ARISING OUT OF THE ADMINISTRATOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN REPORTING FALSE DATA OR RESULTS TO CLIENT. THE ADMINISTRATOR SHALL NOT BE LIABLE FOR THIRD PARTY’S SERVICES, FOR ANY ACTIVITIES RESULTING FROM THE ENFORCEMENT OF THE CLIENT’S POLICIES OR FOR THE ACTIONS OF THE CLIENT’S APPLICANTS OR EMPLOYEES RELATING TO THE SERVICES. CLIENT AGREES TO INDEMNIFY AND HOLD ADMINISTRATOR HARMLESS FROM ANY CLAIM, LIABILITY, LOSS OR DAMAGE BROUGHT BY THIRD PARTIES OR COMPANY APPLICANTS OR EMPLOYEES, OF WHATEVER NATURE, ARISING OUG OF THE SERVICES, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCY OR WILLFUL MISCONDUCT OF ADMINISTRATOR. IN NO EVENT SHALL THE ADMINISTRATOR’S LIABILITY EXCEED, IN THE AGGREGATE, THE SERVICES FEE PAID TO THE ADMINISTRATION DUGING WHICH ANY OF SUCH EVENTS OCCURRED. IN NO EVENT SHALL EAITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT FO THIS AGREEMENT OR ANY BREACH THEREOF. THIS LIMITATION OF LIABILITY, HOEVER, SHALL NOT APPLY TO ACTIONS WITH RESPECT TO INTELLECTUAL PROPERTY OR OTHER PROPRIETARY RIGHRS OF EITHER PARTY OR TO ACTIONS FOR INDEMNITY.

H.  Severability

If any provision of this Agreement is held to be, invalid or unenforceable by a court of competent jurisdiction, the parties shall, if possible, agree on a legal, valid and enforceable substitute provision which is similar in effect to the deleted provision as possible.  The remaining portion of the Agreement not declared illegal, invalid or unenforceable shall, in any event, remain valid and effective for the term remaining unless the provision found illegal, invalid or unenforceable goes to the essence of this Agreement.

I.  Governing Law

The provisions of this Agreement shall be constructed, interpreted and governed by the substantive laws of the State of Texas, including all matters of construction, validity, and performance.

Labwire, Inc.
Partners for a safe, healthy and effective workforce

J.  Legislative Modification

Not withstanding any other provision to the contrary, in the event that any federal, state or local law, rule, regulation or interpretation thereof at any time during the term of this Agreement prohibits, restricts, or in any way materially changes the method or amount of reimbursement or payment or services under this Agreement, then this Agreement shall, in good faith, be amended by the parties to provide for payment of compensation in any manner consistent with any such prohibition, restriction or limitation.  With respect to any law, rule, laboratory service, regulation or interpretation thereof which results in an increase in the cost of services provided by the Administrator hereunder, Administrator shall have the right to increase fees to reach that level of prices with which it is willing to provide services hereunder.  In such event, Administrator shall have the option of terminating this Agreement; otherwise, this Agreement shall remain in full force and effect.

K.  Section Headings

Section headings contained in this Agreement are for reference purpose only and shall not affect, in any way, the meaning and interpretation of this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement in duplicate effective as of the date first above written.

Connex/ATC (Client)	Labwire, Inc. (Administrator)
BY://s// Ken Hatch	BY: //s// Gary W. Butler
PRINT NAME: Ken Hatch	PRINT NAME: Gary W. Butler
TITLE: Regional Director of Safety	TITLE: VP - Sales
DATE: 3-29-06	DATE: 3-31-06

This Agreement Is made by and between Veolia Transportation, Inc. (“CUSTOMER”) a subsidiary of Veolia Environment and Labwire Inc., with offices located at 14133 Memorial Drive, Suite 1, Houston, TX 77079 (“SELLER”). Seller agrees that Veolia Environmental Services, Veolia Water and Veolia Energy (Dalkia) and their respective direct and indirect subsidiaries may also purchase goods and services in accordance with this Agreement, however, said entities shall not be subject to any exclusive arrangement or minimum purchase requirements associated herewith, said subsidiaries shall be included within the term CUSTOMER when purchasing said goods and services. This Agreement, together with the Attachments which are incorporated herein by reference, constitutes the complete and entire understanding between the parties on this subject matter and supersedes all prior agreements, discussions, proposals, representations, statements, or understandings whether written or oral.

1)	DEFINITIONS

a)
The Terms and Conditions of this Agreement govern the purchase and Sale of Goods and/or Services. “Goods” means the materials set forth in Attachments I, II, IV, V and VI and, unless the context otherwise requires, includes installation and other services related to the Goods, ‘Services” means services, advice, reports and instructions set Forth in Attachments I, II, IV, V and VI.   “Products” means Goods and/or Services.

b)	Unless the context otherwise indicates, any reference to “parties” means CUSTOMER and SELLER.

c)
The term “Order” means a written purchase order that may be mated, hand delivered or transmitted by facsimile from CUSTOMER to SELLER, and/or a purchase order transmitted electronically by CUSTOMER to SELLER.

d)	“Ordering Customer” shall mean the specific customer entity placing an order under this Agreement.

2)	ORDERS

CUSTOMER will order Products by issuing Orders. CUSTOMER may order by phone but will issue confirming Orders within five (5) days. SELLER will notify CUSTOMER within one (1) day of receipt of an electronic Order that SELLER has received such Order; Written Orders will not be issued for Orders transmitted electronically. Each Order will specify the following: Products, quantity, delivery or performance schedule, destination and total price. Price shall be set forth in the Order, Prices include all charges, such as, packaging, packing, customs, duties imposed before passage of title and all applicable taxes except sales, use, and other such taxes imposed upon the sale or transfer of Products, All prices referenced in this Agreement are In U.S. dollars unless otherwise expressly stated. Except In the case of pricing, if any term of this Agreement conflicts with any term of art issued Order, this Agreement will supersede the Order.

3)	DELIVERY & PERFORMANCE

Orders will state the dates for SELLER’S committed delivery of Goods and/or performance of Services. If at any time SELLER has reason to believe that delivery of Goods or performance or Services may not be completed by the date specified, SELLER will immediately notify CUSTOMER of the cause and duration of the anticipated delay. If SELLER does not comply with CUSTOMER’S delivery schedule, CUSTOMER may either approve a revised delivery schedule or may terminate the Order. All purchases will be delivered as described in Attachments I, II, IV, V and VI, unless stated otherwise in the Order routing instructions. Unless otherwise agreed, SELLER shall select the carrier.

4)	QUALITY

Services performed by SELLER shall conform to the quality standards set forth in Attachments 1, II, IV, V and VI.

Goods furnished by SELLER pursuant to any and all Orders will be deemed non conforming if they are defective or fail to comply In any way with any term of this Agreement or any Order, including, but not limited to, any warranty, subject to the conditions set forth in Attachments I, II, IV, V and VI, CUSTOMER may return, at SELLER’S cost and risk, any such non conforming Goods or any delivery containing any such nonconforming Goods to SELLER for credit, refund of purchase price, repair, or replacement, at CUSTOMER’S option. SELLER will replace all Goods returned for replacement within 5 calendar days following receipt at SELLER’S shipping location. Amounts owed to CUSTOMER due to rejections or returns of non conforming Goods or rejections of non conforming Services, will be at CUSTOMER’S option, either credited against current or future Invoices, or paid by SELLER to CUSTOMER within thirty (30) days from CUSTOMER’S demand therefore. In the event of default by the SELLER, CUSTOMER reserves the right to sell any or all nonconforming items in the open market, charging the SELLER with any additional costs.

5)	PAYMENT

a)
CUSTOMER will compensate SELLER at the payment rate(s) and terms quoted by the SELLER in Attachments I, II, IV, V and VI. The acceptance by SELLER of payment with respect to Services ordered hereunder shall constitute and operate as a release by SELLER in favor of CUSTOMER for any and all claims against CUSTOMER that SELLER might otherwise have or assert for Services, materials or equipment furnished by SELLER and for services rendered by SELLER pursuant to or in connection with the Services for which such payment is made.

b)
Payment terms shall be set forth in Attachments I, II, IV, V and VI. Amounts owed to CUSTOMER due to rejections or returns of non conforming Goods or rejections of non conforming Services, will be, subject to Attachments I, II, IV, V and VI, at CUSTOMER’S option, either credited against current or future invoices or paid by SELLER within thirty (30) days from SELLER’S receipt of both a request for payment and return of non-conforming Goods.

6)	WARRANTY

a)
SELLER warrants that all Products will be as represented by SELLER, free from defects in materials, workmanship, and design, in conformance with all applicable specifications, descriptions, samples, and drawings referred to in this Agreement and in Orders, merchantable and fit for their Intended purposes.

b)
SELLER warrants that the production, packaging, labeling and transportation of all Goods will comply with all applicable national, regional, state and local laws, rules, regulations, ordinances and orders.

c)
SELLER warrants that it has the authority to enter into and perform this Agreement, that it has the right, title, and interest to convey all Goods to CUSTOMER, that all Goods are free of all lens and encumbrances, and that no Goods or Services or their provision, use or sale; nor any design, manufacture and function of any Goods, will in any way Infringe upon or violate any patent, trademark, trade secret, copyright or other right(s) of any entity or person.   If at any time SELLER incurs any indebtedness that becomes a lien upon any Goods, in whole or in part, or that may become a claim against CUSTOMER, SELLER will immediately pay such claim or indebtedness or cause such lien to be released and discharged by giving bond or otherwise at SELLER’S expense.

d)
SELLER warrants that It has the experience and ability as may be necessary to perform all Services with a high standard of quality and that all Services will be performed in a workmanlike, professional manner and in accordance with the highest standards in the industry.

e)
SELLER warrants that it will make all appropriate tax payments and tax withholdings for all individuals it provides to perform Services and, in the case of Services performed in the United States of America, will verify such individuals as being legally able to work in the United States. SELLER will perform or arrange for the performance of appropriate background checks and drug testing on all On-Site Individuals.

f)	All warranties will survive inspection, testing and acceptance of the Goods or Services and expiration or termination of this Agreement.

7)	PERMITS
It is the responsibility of the SELLER to acquire and maintain, at its own cost, any and alt permits, licenses, easements, waivers and permissions of every nature necessary to perform the Services.

8)	RECORDS RETENTION & RIGHT TO AUDIT

a)
The SELLER must maintain complete and accurate records of all orders placed under this contract; such data should include ordering entity, order date, items, volumes item and ordering entity, and furnish such data to CUSTOMER upon request at no additional cost. SELLER shall at a minimum provide such data to CUSTOMER on a quarterly basis.

b)
CUSTOMER reserves the right to make investigations and/or audits of the inventoried materials, equipment, supplies, qualifications, or facilities bought by the SELLER in performance of the Services herein.

c)
CUSTOMER shall have the right to audit the books and records of the SELLER as they pertain to this agreement. Such books and records shall be maintained for a period of three (3) years from the date of final payment under the agreement. CUSTOMER may conduct, or have conducted, performance audits of the SELLER; CUSTOMER may conduct, or have conducted, audits of specific requirements of this agreement as determined necessary by CUSTOMER. Pertaining to all audits, SELLER shall make available to CUSTOMER access to its computer files containing the history of contract performance and all other documents related to the audit. Additionally, any software used by the SELLER shall be made available for auditing purposes at no cost to CUSTOMER.

9)	NON-DISCLOSURE & CONFIDENTIAL INFORMATION

a)
All reports, records, documents, and other papers and materials prepared in connection with this Agreement, and all Services, and the product of all Services performed hereunder, shall be the property of CUSTOMER, and the SELLER shall not use or disclose same except upon the prior written approval of CUSTOMER.

b)
“Confidential Information” shall mean any information, whether or not owned or developed by CUSTOMER, which is disclosed, furnished, made available, or otherwise comes into the SELLER’S possession through or as a result of the relationship with CUSTOMER established hereunder SELLER agrees at all times during the term of this Agreement, and at all times after termination of this Agreement, not to disclose for any purpose and to keep in strict confidence and trust all of such Confidential Information. SELLER acknowledges that any disclosure or unauthorized use of Confidential Information will constitute a material breach of this Agreement and cause substantial harm to CUSTOMER for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, In addition to other available remedies, CUSTOMER shall have the right to obtain injunctive relief.

10)	PUBLICITY

Under no circumstances shall the SELLER issue, or permit to be issued, any press release, advertisement or literature of any kind, or conduct or permit to be conducted any interview or news conference referring to the Services, except upon prior written approval of CUSTOMER

11)	QUANTITY and EXCLUSIVITY

a)	This Agreement does not commit CUSTOMER to procure or contract for any minimum quantity of services or supplies.

b)
This Agreement shall not be construed as to form an exclusive relationship between CUSTOMER and SELLER. CUSTOMER may at any time, at its sole discretion, enter into contemporaneous agreements with other vendors for some or all of the services described herein.

12)	INDEPENDENT CONTRACTOR

The status of the SELLER under this Agreement shall be that of an Independent contractor and not that of an agent, and in accordance with such status, the SELLER and their respective officers, agents, employees, representatives and servants shall at all times during the term of this Agreement conduct themselves in a manner consistent with such status and by reason of this Agreement shall neither hold themselves out as, nor claim to be acting in the capacity of, officers, employees, agents, representatives or servants of CUSTOMER nor make any claim, demand or application for any right or privilege applicable to CUSTOMER, including, without limitation, rights or privileges derived from workers’ compensation coverage, unemployment insurance benefits, social security coverage and retirement membership or credit.

13)	INDEMNIFICATION

a)
SELLER and Its parents), subsidiaries and/or affiliates (Indemnifying Parties) will defend, indemnify and hold harmless CUSTOMER and its parents, subsidiaries and affiliates and their respective officers, employees, agents, subcontractors and customers against all damages, claims, liabilities, fines, assessments and expenses (including costs associated with recalling any Goods, reasonable attorneys’ fees and costs) arising cut of or resulting in any way from (i) any defect in the Products, (ii) from any breach of any warranty or other term of this Agreement or any Order, (iii) the presence of Indemnifying Parties’ agents, representatives. Employees or subcontractors on CUSTOMER’S premises or (iv) any tortuous or negligent act or omission of Indemnifying Parties, Its agents, representatives, employees or subcontractors in the provision of services under this Agreement.

b)
Indemnifying Parties will conduct the defense of a third party claim diligently and with counsel reasonably satisfactory to CUSTOMER, and will not consent to the entry of a judgment or enter into any settlement with respect to the claim without the prior written consent of CUSTOMER (not to be withheld unreasonably). The indemnity provisions of this section 13 survive termination or expiration of this Agreement.

14)	INSURANCE FOR SERVICE PROVIDER

a)
This section shall apply when SELLER or its affiliates, subcontractor, agent, successor, or assign is engaged in the provision of Services to CUSTOMER. SELLER shall obtain and maintain at its own expense the following minimum limits of insurance, with insurance companies acceptable to CUSTOMER those rated A-10 or higher by A.M. Best’s, to cover the risk of tosses associated with this Agreement

Coverage	Limits
(a) Worker’s Compensation	Statutory
(b) Employer’s Liability	$500,000 each accident; $500,000 each employee; $500,000 policy limit
(c) Commercial General Liability including products and completed operations liability and contractual liability	$1 million each occurrence for property damage and bodily injury (PD/BI); 35 million general aggregate; $5 million products/completed operations aggregate
(d) Automobile Liability - Owned, hired and non-owned autos	$1 million Combined Single Limits - each accident
(e) Excess Liability	May be utilized to meet limits outlined above
(f) Property	SELLER shall be solely responsible for protecting and insuring all property owned or leased by SELLER during the Term of this Agreement
(g) Professional Liability	$1 million each claim/policy limit

b)
Upon request, SELLER will provide CUSTOMER with a certificate evidencing that the above described coverages are in full force and effect. IF requested, and in all cases where SELLER provides services under this Agreement, SELLER will name CUSTOMER as additional insured with respect to coverages (c), (d) and (a) above and provide evidence thereof to CUSTOMER In the form of an acceptable Certificate of Insurance naming CUSTOMER as an additional insured thereunder.  All policies will be primary and non-contributory, provide a full waiver of the insurer’s right of subrogation in favor of CUSTOMER and/or any Subcontractor with respect to claims that are covered or should have been covered by valid and collectible insurance provided hereunder. SELLER will not voluntarily permit any cancellation, non-renewal or material change in the insurance coverage to be provided hereunder without thirty (30) days’ written notice to CUSTOMER. If coverage (f) is written on a “claims made basis,” coverage must be purchased for a minimum of three years following completion of SELLER’S services pursuant to this Agreement.

c)
Upon request, SELLER will obtain and deliver to CUSTOMER, at SELLER’S own expense, a performance bond, in an amount and with a surety satisfactory to CUSTOMER, to secure SELLER’S performance under this Agreement.

15)	FORCE MAJEURE

a)
Neither party will be liable to the other for any delay or failure to perform where such delay or failure is caused by events beyond the control of the affected party that render performance or the manufacture, shipment, acceptance, use or resale of any Products commercially impracticable. The foregoing will be subject to the affected party giving reasonable notice to the other party. Both parties will use best efforts to mitigate the effects of such events.

16)	TERM AND TERMINATION

Term and Termination are as set forth In Attachments I, II, IV, V and VI,

17)	NOTIFICATION

a)
Any notice given under this Agreement will be in writing and sent (i) by registered or certified mail, postage prepaid, return receipt requested, or (ii) by any other commercial delivery service which delivers to the noticed destination and provides proof of delivery to the sender or (iii) by facsimile with acknowledgment received. Notice may also be sent by e-mail provided that confirming notice according to one of the methods of the preceding sentence is sent within three (3) days after the e-mail transmission. All notices will be effective when first received at the following addresses:

If to SELLER:	If to CUSTOMER;
Labwire, Inc.	Veolia Transportation
14133 Memorial Dr Suite 1	2015 Spring Road
Houston, TX 77079	Oak Brook, IL 60523
ATTN: Charles Munson	ATTN: Pam Tozzi Wood
charlesm@labwire.com	Pam.TozzlWood@veoliatransportation.com

Either party may change its address to which notice shall be sent by a notice similarly sent.

18)	DRAWINGS/TOOLING/EQUIPMENT

All engineering and manufacturing drawings, schematics, tooling, dies, patterns, layouts, artwork and similar custom items supplied by or on behalf “of CUSTOMER or prepared by SELLER for CUSTOMER or at CUSTOMER’S request will be and remain the sole and exclusive property of CUSTOMER and shall constitute confidential Information.

19)	ON-SITE SERVICES

SELLER will comply with all requirements and policies of the CUSTOMER concerning security, safety and other business operations, SELLER shall comply with all applicable provisions of federal, state and local laws and regulations including rules, safety requirements and regulations established for such premises. SELLER shall take all necessary precautions to prevent the occurrence of any injury to persons or property during the progress of such performance. The Indemnifying Parties shall indemnify CUSTOMER and its customers against all loss, which may result from any act or omission of SELLER, its agents, or its employees.

20)	DISPUTE RESOLUTION

The parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy rising out of or relating to this Agreement. If the dispute, claim, or controversy is not resolved by negotiation within a reasonably short time period, the matter will be submitted to a licensed mediation company chosen by CUSTOMER- The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. CUSTOMER shall have the right to choose the location and venue of the mediation. If the matter is not resolved through mediation, the parties agree that it shall be submitted to binding arbitration under the rules of the American Arbitration Association, for final and binding arbitration. The party who does not prevail shall pay all costs of arbitration and the costs and attorney’s fees of the prevailing party.

21)	NON-ASSIGNMENT

SELLER may not assign or transfer this Agreement or any interest therein (the sale of 50% or more of SELLER’S stock or assets shall constitute an assignment under this paragraph) or undertake any transaction or series of transactions which would result in an effective transfer of this Agreement or any interest therein, or to sublicense or assign any rights or obligations hereundsr, or delegate or sub-contract performance hereof, in whole or in part, to any third party or parties without the prior, express, written consent of CUSTOMER. Because this clause is considered a material part of the bargain between the parties, any attempt by SELLER to assign or transfer this Agreement will be void and, at CUSTOMER’S sole option, CUSTOMER may immediately terminate this Agreement.

22)	COMMITMENT TO SUSTAINABILITY

CUSTOMER favors sustainable development practices within the communities in which it does business. As a condition of receiving CUSTOMER’S business hereunder, SELLER hereby commits to fostering sustainable business practices within its organization and to taking steps to encourage the same with its contractors and affiliates. SELLER represents and covenants not to perform any services hereunder using undocumented workers or child labor in violation of any federal or state law or European Economic Community or United Nations standard.

23)	EMPLOYEE DISCOUNT PROGRAM

SELLER may offer CUSTOMER’S employees discounts for SELLER’S goods and/or services. However, such offerings are made at the discretion of SELLER, CUSTOMER makes no express or implied warranty or representation regarding employees, except verification whether individuals are employed by Veolia. The SELLER-Employee relationship will be considered completely separate from the contractual relationship between CUSTOMER and SELLER. SELLER shall not seek or have a remedy against CUSTOMER regarding SELLER’S relationship with Employee.

24)	BEST PRICE

CUSTOMER understands that SELLER may from to time offer special discounts or promotional rates. SELLER agrees to always provide CUSTOMER with its lowest available price at all tings. In the event that SELLER offers a lower price for goods and services purchased under this Agreement SELLER shall provide CUSTOMER with the same lower price. Moreover, the SELLER will provide CUSTOMER notice of the lower price within seven days of the lower prices being offered and that price shall become the new price for the goods or services offer under this Agreement. The new price term will become valid from the date which SELLER first offered the lower price. In the event that CUSTOMER overpays for goods and services for which it is entitled to receive a price adjustment, based upon the lower price, SELLER will credit CUSTOMER’S account within thirty days of the overpayment or CUSTOMER may chose to deduct the amount overpaid from future payments due to the SELLER.

25)	ENTIRE AGREEMENT

This Agreement (including any Attachments hereto) constitutes the entire understanding and agreement between the parties hereto and supersedes all prior or contemporaneous representations, understandings and agreements between the parties with respect to the subject matter hereof.

26)	SEVERABIUTY

If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect the legality, validity, or enforceability of the remaining provisions of this Agreement. In such case the Parties will negotiate, in good faith and without delay, an appropriate amendment consistent with the purposes of this Agreement in order to carry out their intent.

27)	WAIVER

No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific Instance and for the specific purpose stated in such writing.

28)	GOVERNING LAWS

This Agreement shall be governed by the laws of the State of Maryland except where the Federal supremacy clause requires otherwise in the performance of the Services hereunder, the SELLER shall comply with all applicable Federal, State and local laws and regulations.

29)	HEADINGS

Headings or titles to paragraphs in this agreement are for reference only and shall have no meaning or significance.

30)	JOINTLY DRAFTED AGREEMENT

This Agreement shall be construed without regard to any presumption or any other rule requiring construction against tie party causing this Agreement or any part thereof to be drafted.

This agreement is executed and made effective on   June 1, 2006

Veolia Transportation	Labwire, Inc.
201 5 Spring Road	14133 Memorial Dr., #1
Oak Brook, IL 60523	Houston, TX 77079
Authorized Representative:	Authorized Representative:
Terry Van Der Ag	Dexter Morris
President	CEO

Signature: //s// T Van Der	Signature: //s// Dexter Morris
Date: 06/01/06	Date: 06/01/06